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                                                                   Exhibit 10(n)

                    Ronald Terry Post-Retirement Arrangement

         The following is a written description of action taken by the Human Resources Committee of the Corporation's Board of Directors concerning an arrangement which is not set forth in a written document:

         The Human Resources Committee approved the provision of the following for Ronald Terry, the former Chairman of the Corporation: a company automobile for three years, future financial counseling and tax services and a waiver of Bank service fees.